AMENDED FUND ESCROW AGREEMENT

     THIS AGREEMENT is made and entered into effective as of _____ __, 1998 by and among the following:

          (a) FAN ENERGY INC. (the "Company"), a Nevada corporation, whose address is 1801 Broadway, Suite 720, Denver, Colorado 80202;

          (b) THE BANK OF DENVER, a state-chartered bank (the "Escrow Agent"), whose address is 1534 California Street, Denver, Colorado 80202; and

          (c) Each selected broker-dealer which participates in the offering by the Company as an authorized agent of the Company and who signs a copy of this Agreement (a "Selected Dealer").

                                    RECITALS

     A. Pursuant to a pOST-eFFECTIVE Registration Statement No. 333-47699, including a Prospectus dated ______, 1999 (the "Prospectus"), the Company intends to offer and sell up to 3,000,000 shares of its common stock, $0.001 par value (the "Shares"). The Shares will be offered on a 400,000 Share minimum, 3,000,000 Share maximum "best efforts, part or none" basis at a price of $0.25 per Share. The minimum purchase is 400,000 shares for $10,000; however, the Company reserves the right to accept a lesser minimum purchase.

     B. The Company may enter into appropriate agreements with one or more entities which are brokers-dealers, registered as such and which are members of the National Association of Securities Dealers, Inc. ("Selected Dealers") and any Selected Dealer who participates in the offering by the Company shall become a party to this Agreement and subject to the terms and conditions hereof.

     C. Pursuant to the terms of the Prospectus, this Agreement is being made to escrow for certain periods commencing upon the date of the Prospectus ("Effective Date") and for the benefit of subscribers in the offering, the gross proceeds from the sale of the Shares and this Agreement supersedes a similar agreement dated effective may 14, 1998; and

     D. The Company desires to enter into this Agreement with the Escrow Agent for the purpose of fulfilling the escrow requirements as described in the Prospectus.

     NOW  THEREFORE,  in  consideration  of the  forgoing  recitals,  the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1. The Company and each Selected Dealer shall deliver to the Escrow Agent, by noon on the first business day following receipt, all proceeds from the sale of the Shares being offered, together with the original, executed Subscription Agreement in the form attached hereto as Exhibit A. A copy of the Subscription Agreement shall be retained by the Company, or, if the deposit is made by a



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Selected Dealer, the Selected Dealer shall retain a copy and promptly transmit a copy of the Subscription Agreement to the Company. Funds deposited with the Escrow Agent shall be by check or bank draft only; wire transfers shall not be permitted without the prior approval of the Escrow Agent.

     2. All funds or remittances delivered to the Escrow Agent pursuant hereto shall be deposited immediately by the Escrow Agent in a noninterest-bearing escrow accounted designated substantially as follows: The Bank of Denver, Fan Energy Inc., Escrow Account (the "Escrow Account"). The Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.

     3. During the Escrow Period (as hereinafter defined), none of the amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or subject to the debts of the Company or any other entity, and, except as expressly provided herein with respect to payments by the Escrow Agent to the Company and others, the Escrow Agent shall make or permit no disbursements from the Escrow Account. The Escrow Agent, in its sole discretion, shall be entitled to place a hold on any funds deposited into the Escrow Account for up to 10 business days to ensure that such funds are cleared and collected prior to an any disbursement by the Escrow Agent.

     4. The Escrow Period shall begin on the Effective Date and, subject to the provisions of paragraph 6 below, shall terminate on the earlier to occur of:

          (a) The date which is 120 days after the Effective Date (provided that upon the written notification from the Company to the Escrow Agent delivered to the Escrow Agent on or prior to such date, the Company may extent the offering for up to an additional sixty (60) days), provided that if on or prior to such date, there has been deposited with the Escrow Agent at least $100,000 from subscribers representing the purchase of 400,000 shares of Company common stock in the offering, then the offering may be extended by the Company until the earlier to occur of the time specified in subparagraph 4(b) or (c) below; or

     (b) The date on which $750,000 has been delivered to the Escrow Agent representing the purchase by subscribers of 3,000,000 shares of Company common stock and all checks have cleared and been collected, but not longer than one hundred and eighty (180) days from the Effective Date; or

     (c) The date specified in a written notice delivered to the Escrow Agent from the Company stating the election of the Company to terminate the offering.

     5. In the event that proceeds of at least $100,000 are received and collected in the Escrow Account prior to the events specified in paragraph 4(a),
(b) or (c) above, the Escrow Agent shall immediately provide written notice to the Company and to any participating Selected Dealer that cleared and collected funds deposited in the Escrow Account total at least $400,000. Upon the written


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request from the Company and any participating  Selected Dealer delivered to the
Escrow Agent following sending of the notice by the Escrow Agent, the Escrow Agent shall disburse the amount of collected funds then held in the Escrow Account as set forth below and the escrow arrangements for deposit and collection of subscriptions from investors in the offering shall continue. All collected funds accumulated in the Escrow Account at the time of this Closing shall be disbursed and paid by the Escrow Agent as follows:

          (a) To any Selected Dealer who has (i) become subject to the terms of this Fund Escrow Agreement by signing a counterpart hereof and (ii) who has transmitted subscriber's funds and Subscription Agreement to the Escrow Agent in accordance with the terms of this Agreement, a commission equal to 10% of all amounts deposited in the Escrow Account by such Selected Dealer and collected by the Escrow Agent.

          (b) To the Company, the remainder of all collected amounts deposited in the Escrow Account less amounts, if any, due and payable to the Escrow Agent for unpaid fees or expenses as provided for herein. The Company shall make appropriate arrangements with its stock transfer agent for the issuance and delivery to persons who purchased Shares in the offering of certificates representing Shares purchased, at the time of receipt of proceeds from the Escrow Agent or within two business days thereof. However, the Escrow Agent shall have no obligation or responsibility to assure the issuance or delivery of the certificates.

     6. After conclusion of the first closing as described in paragraph 5 above, the Escrow Account shall continue through one or more additional closings until the occurrence of the earlier of the events specified in paragraph 4(b) or (c) above, provided that no more than one such closing shall be held in any week. At each such closing, disbursements shall be made in the same manner as provided in paragraph 5 above.

     7. In the event the Escrow Period terminates  pursuant to paragraph 4(a) or
(c) because less than $100,000 was delivered to the Escrow Agent or collected in the Escrow Account, then the Escrow Agent, as promptly as possible, shall remit directly to those persons on whose behalf the funds were deposited and whose funds were collected (such persons shall be deemed to be the persons whose names, addresses and subscription amounts are set forth on Subscription Agreements delivered to the Escrow Agent at the time of each deposit into escrow), the amount paid by each such person (and collected by the Escrow Agent) without interest and without any deductions whatsoever. The amount paid or payable to each subscriber pursuant to this paragraph shall be deemed to be the property of such subscriber free and clear of any and all claims of the Company or any of its creditors or of any Selected Dealer, and the respective agreement to purchase the Shares made and entered pursuant to the Prospectus and the Subscription Agreement thereupon shall be deemed to be canceled, without any further liability of said subscriber to pay for the Shares purchased. The Escrow Agent shall be required to make such payment only to the person named in the Subscription Agreement at the address specified therein. Any funds payable to subscribers of Shares which the Escrow Agent cannot disburse to said subscriber because the address given in the Subscription Agreement is defective or which the Escrow Agent cannot disburse for any other reason to said purchaser shall be


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retained  by the  Escrow  Agent and dealt  with in  accordance  with  applicable
Colorado law. At such time as the Escrow Agent shall have made all payments and remittances provided for in this paragraph, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

     8. The Company shall give the Escrow Agent appropriate written notice of any extension of the offering period as described in paragraph 4(a).

     9. The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected and indemnified by the Company in every reasonable exercise of its discretion (but not for its negligence or misconduct) and shall have no obligations hereunder to the Company, or to any other party, except as expressly set forth herein and for matters relating to the Escrow Agent's negligence or misconduct.

     10. As compensation for services of the Escrow Agent under this Agreement, the Company shall pay the Escrow Agent a fee of $2,000 at the time the agreement dated May 14, 1998 is executed, which fee shall cover the services of the Escrow Agent regardless of whether this Agreement terminates pursuant to paragraph 4(a), (b) or (c) above. The Company shall pay an additional fee of $7.00 per check issued by the Escrow Agent hereunder in the event that the Escrow Agent is required to remit amounts to subscribers in accordance with paragraph 7 above.

     11. The Escrow Agent shall have no obligation to invest any of the deposited funds or to pay interest thereon.

     12. The Escrow Agent shall not issue any certificates of deposit, stock certificates, or any other instrument or document representing any interest in the deposited funds, but written notice acknowledging receipt of the deposited funds will be delivered by facsimile on Friday of every week by the Escrow Agent to the Company. Facsimile notice shall be addressed as set forth on the signature pages of this Agreement. The Escrow Agent shall give the Company prompt written notice when funds deposited in the Escrow Account total $100,000. The Escrow Agent shall make an accounting to the Company and any participating Selected Dealer when and if it pays Escrow Funds to the Company or any other specified recipient pursuant to paragraphs 5, 6 or 7 hereof. The Escrow Agent shall not be responsible for fees and other costs and expenses in conjunction with the issuance or transfer of securities.

     13. The Company and any participating Selected Dealer agree to provide to the Escrow Agent all information necessary to facilitate the administration of this Agreement, and the Escrow Agent may relay upon the information so provided. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any claims, damages, losses, costs or expenses, except for its willful misconduct or gross negligence, and it shall, accordingly, not incur any such liability with respect to (a) any action taken or omitted to good faith upon written advice of counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or (b) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due


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


execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

     14. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities, costs and expenses, including reasonable costs of investigation and attorneys' fees and disbursements which may be imposed upon the Escrow Agent or incurred by the Escrow Agent hereunder, or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except for those incurred by the Escrow Agent as a result of its gross negligence or willful misconduct.

     15. If at any time a dispute shall exist as to the duties of the Escrow Agent and the terms hereof, or if funds deposited hereunder are not withdrawn on or before thirty (30) days after the Escrow Period set forth in paragraph 4, the Escrow Agent may, in its discretion, deposit said funds with the Clerk of the District Court for the City and County of Denver, State of Colorado, and may interplead the parties hereto as to the rights, if any, in such funds. Upon so depositing such funds and filing its complaint in interpleader, the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof. The parties hereto, for themselves, their successors and assigns, do hereby consent to the jurisdiction of said Court and do hereby appoint the Clerk of said Court as their agent for service of all process in connection with the proceeding mentioned in this paragraph.

     16. All notices, demands, or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by certified mail, return receipt requested and postage prepaid, with a copy also sent by facsimile, to the person or his address and facsimile number set forth on the signature page hereof.

     17. The Escrow Agent is hereby expressly authorized and directed to disregard any and all notices or warnings given by any of the parties hereto, other than those notices and warnings specifically called for in this Agreement, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments, or decrees of any court. In the event that Escrow Agent obeys or complies with any such order, judgment, or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding that any such order judgment or decree may be subsequently reversed, modified, annulled or set aside or vacated, or found to have been entered without jurisdiction.

     18. The Escrow Agent shall have no duty to know or determine performance or nonperformance of any provision of any agreement between the other parties hereto, and the original, or a copy, of any such agreement deposited with the Escrow Agent shall not bind such agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or paper or payments deposited or called for hereunder except as may be expressly and specifically set forth in this Agreement in clear and unambiguous language, and the duties and responsibilities of the Escrow Agent are limited to those expressly and specially stated in this Agreement in such language.


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     19. This  Agreement  shall be governed and  interpreted  by the laws of the state of  Colorado  and  shall be  binding  upon the  parties  hereto  and their
respective   successors   and  assigns.   This  Agreement  may  be  executed  in
counterparts.

     20. This Agreement may be executed in counterparts, any one of which need not contain the signature of more than one party, but all counterparts taken together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the Company and the Escrow Agent and each participating Selected Dealer have executed this Fund Escrow Agreement effective on the date first written above.

ESCROW AGENT:                                COMPANY:

THE BANK OF DENVER                           FAN ENERGY INC.



By                                           By
  ---------------------------------------      ---------------------------------
   Howard Jacobsen, Senior Vice President      George H. Fancher Jr., Chairman
   Duly Authorized Officer                     1801 Broadway, Suite 720
   1534 California Street                      Denver, Colorado 80202
   Denver, Colorado 80202                      Facsimile: (303) 296-2433
   Facsimile: (303) 623-3395

                                             SELECTED DEALER:

                                             -----------------------------------
                                             Name


                                             -----------------------------------
                                             Signature of Authorized Officer

                                             -----------------------------------
                                             Address
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             Facsimile Number

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